Exhibit 2.6

AMENDMENT NO. 4 TO CREDIT AGREEMENT

This AMENDMENT No. 4 to the Credit Agreement identified below (this “Fourth Amendment) is enter; into by and among:

BIOCERES SA., an Argentinian company, domiciled at 210 bis Ocampo St., City of Rosario, Republic of Argentina (the “Borrower”):

RASA HOLDING LLC, a Delaware limited liability company, domiciled at 1209 Orange St., Wilmington, New Castle, Delaware (19801), USA (“Guarantor” and together with the Borrower, the “Debtors”);

BAF LATAM CREDIT FUND B.V., a company organized under the laws of The Netherlands, domiciled at De Boelelaan 7, 1083HJ, Amsterdam, The Netherlands, (the “Lender and together with the Borrower and the Guarantor, the “Parties”

WHEREAS,

(A)       The Borrower, the Guarantor and the Lender are parties to the Credit Agreement dated as of September 12Th, 2018, modified by a first amendment dated October 16Th 2018 by a second amendment dated January 30Th 2019 and by a third amendment dated February 20Th 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); terms used in this Fourth Amendment but not defined herein shall have the meanings given to such terms in the Credit Agreement.

(B)       The Borrower and the Guarantor represent and warrant that the aggregate amount of the Sums Due under the Credit Agreement is $ 11,700,531.25 (Dollars Eleven million seven hundred thousand five hundred and thirty one with 25/100) without prejudice to the applicable interests until full payment of such -if applicable-.

(C)       The Borrower and the Guarantor have requested the Lender to extend the Availability Period under the Credit Agreement, and the Lender has granted such request.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Amendments

1.1. Modify hereby the definition of “Availability Period” under SECTION 1.01. Defined Terms of the Credit Agreement, which shall remain as follows:

“Availability Period” means the period from and including the Closing Date to but including, the earlier of (a) March 15th, 2019 and (b) the date of termination of the Facility.

2.    Representations and Warranties

The Borrower and the Guarantor, hereby certifies that (a) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true, correct and complete in all material respects on and as of such earlier date, and (b) no event has occurred and is continuing that would constitute a Default or an Event of Default after giving effect to this Fourth Amendment (or after).

3. Miscellaneous

3.1. This Fourth Amendment shall be a Document for purposes of the Credit Agreement.

3.2. The provisions of the Credit Agreement and each other Loan Document shall, save as modified by this Fourth Amendment, continue in full force and effect, and references in the Loan Documents to the ‘Credit Agreement shall mean the Credit Agreement as modified by this Fourth Amendment. This Fourth Amendment and the amendments hereunder do not imply and shall not be construed in any manner to constitute a novation of any of the obligations of the parties under the Credit Agreement.

3.3. The Guarantor hereby acknowledges that (I) It has read this Fourth Amendment and consents to the terms hereof, (H) hereby confirms and agrees that, notwithstanding the effectiveness of this Fourth Amendment, the obligations of the Guarantor under the Loan Documents shall not be impaired or affected by this Fourth Amendment, and (iii) each Loan Documents is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

3.4. THIS FOURTH AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS FOURTH AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH. THE LAW OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

3.5. This Fourth Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract

3.6. The provisions of ARTICLE X, Sections 10.01, 10.07 and 10.09 of the Credit Agreement shall apply, mutatis mutandis, to this Fourth Amendment as if set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective authorized officers as of March 8th 2019.

As Borrower

/s/ Federico Trucco
By: Bioceres S.A.
Name: Federico Trucco
Title: Attorney in fact

As Guarantor

/s/ Federico Trucco
By: RASA Holding LLC
Name: Federico Trucco
Title: President

As Lender

By: BAF Latam Credit Fund B.V.
Name:
Title: